Exhibit 99.1

Press Release

Investor Contact:
Ankit Hira
Solebury Trout for Bentley Systems
ir@bentley.com
1-610-458-2777

Media Contact:
Carey Mann
carey.mann@bentley.com
1-610-458-3170

Bentley Systems Announces Operating Results for the Second Quarter of 2022
EXTON, Pa. – August 9, 2022 – Bentley Systems, Incorporated (Nasdaq: BSY) (“Bentley Systems” or the “Company”), the infrastructure engineering software company, today announced operating results for its second quarter and six months ended June 30, 2022.

Second Quarter 2022 Financial Results

•Total revenues were $268.3 million, up 19.8% or 26.2% on a constant currency basis, year-over-year;
•Subscriptions revenues were $232.2 million, up 24.5% or 31.3% on a constant currency basis, year-over-year;
•Last twelve-month recurring revenues were $930.8 million, up 24.6% year-over-year;
•Last twelve-month recurring revenues dollar-based net retention rate was 109%, compared to 106% for the same period last year;
•Last twelve-month account retention rate was 98%, consistent with the same period last year;
•Annualized Recurring Revenue (“ARR”) was $971.9 million as of June 30, 2022, representing an ARR growth rate of 14% from June 30, 2021;
•GAAP operating income was $55.7 million, compared to $33.2 million for the same period last year;
•GAAP net income was $55.7 million, compared to $45.6 million for the same period last year. GAAP net income per diluted share was $0.17, compared to $0.14 for the same period last year; GAAP net income margin was 20.8%, compared to 20.4% for the same period last year;
•Adjusted Net Income was $73.8 million, compared to $74.5 million for the same period last year. Adjusted Net Income per diluted share was $0.22 compared to $0.23 for the same period last year;
•Adjusted EBITDA was $86.5 million, compared to $69.3 million for the same period last year. Adjusted EBITDA margin was 32.2%, compared to 31.0% for the same period last year; and
•Cash flow from operations was $67.0 million, compared to $16.2 million for the same period last year.

Six Months Ended June 30, 2022 Financial Results

•Total revenues were $543.8 million, up 21.9% or 26.9% on a constant currency basis, year-over-year;
•Subscriptions revenues were $473.4 million, up 26.4% or 31.6% on a constant currency basis, year-over-year;
•GAAP operating income was $112.3 million, compared to $88.9 million for the same period last year;
•GAAP net income was $112.1 million, compared to $102.6 million for the same period last year. GAAP net income per diluted share was $0.35, compared to $0.32 for the same period last year. GAAP net income margin was 20.6%, compared to 23.0% for the same period last year;
•Adjusted Net Income was $153.4 million, compared to $138.6 million for the same period last year. Adjusted Net Income per diluted share was $0.46 compared to $0.43 for the same period last year;
•Adjusted EBITDA was $184.1 million, compared to $152.3 million for the same period last year. Adjusted EBITDA margin was 33.9%, compared to 34.2% for the same period last year; and
•Cash flow from operations was $168.7 million, compared to $149.0 million for the same period last year.
Definitions of the non‑GAAP financial measures used in this press release and reconciliations of such measures to the most comparable GAAP financial measures are included below under the heading “Use and Reconciliation of Non‑GAAP Financial Measures.”

CEO Greg Bentley said, “I am pleased to report that Bentley Systems’ operating performance continues to accord with our annual financial outlook for 2022, abstracting from foreign exchange fluctuations. While exchange rates obviously affect reported revenues, our adjusted EBITDA margin is substantially naturally hedged. In constant currency, most importantly, the quarter’s year‑over‑year business performance ARR growth rate of 11.5%, which includes the write‑down in 22Q2 of the remaining half (0.5%) of our ARR in Russia, remains consistent with our expectations for the year. The 22Q1 acquisition of Power Line Systems contributed, as expected, a further 2.5% in ARR growth rate.”

Mr. Bentley continued, “As to further ‘macro’ concerns, new business in China stabilized after 22Q1’s ‘counter‑globalism’ setback, and new business in Central Europe and Southern Europe improved. Beyond infrastructure engineering’s intrinsic resilience even with respect to currently forecasted slowdowns in major economies, Bentley Systems’ second half of 2022 is poised to benefit from our flourishing platform acquisitions for environmental opportunities (Seequent) and grid opportunities (Power Line Systems). I believe that investing in going digital for infrastructure engineering will prove an enduring global imperative.”

CFO Werner Andre said, “To quantify the currency headwinds from the dollar strengthening during the quarter, our 22Q2 reported GAAP total revenues of $268.3 million would have been $275.4 million, if the exchange rates used in our annual financial outlook had remained in effect.

Although our 2022 financial outlook has not materially changed (including after netting year‑to‑date acquisitions and divestitures, and discontinuation of our business operations in Russia): if recent exchange rates would prevail for the remainder of the year, our 2022 full year total revenues as reported would be negatively impacted by about $25 million, relative to the revenues based on the exchange rates in effect when we determined our full year 2022 outlook at the beginning of the year, with adjusted EBITDA margin still approximately 33%.”

Second Quarter 2022 Financial Developments

On May 11, 2022, we announced that our board of directors approved the BSY Stock Repurchase Program authorizing us to repurchase up to $200 million of the Company’s Class B Common Stock through June 30, 2024. The BSY Stock Repurchase Program is used to offset dilution from the issuance of the Company’s Class B Common Stock under our stock‑based plans to enhance stockholder value. For the six months ended June 30, 2022, we repurchased 463,001 shares for $13.2 million.

Operating Results Call Details

Bentley Systems will host a live Zoom video webinar on August 9, 2022 at 8:15 a.m. Eastern time to discuss operating results for its second quarter and six months ended June 30, 2022.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://us06web.zoom.us/webinar/register/WN_AVJPJDHBReGQNwGMtyVR0g. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at
https://investors.bentley.com. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Definitions of Certain Key Business Metrics

Definitions of the non‑GAAP financial measures used in this operating results press release and reconciliations of such measures to their nearest GAAP equivalents are included below under “Use and Reconciliation of Non‑GAAP Financial Measures.”

•Last twelve-month recurring revenues are calculated as recurring revenues recognized over the preceding twelve‑month period. We define recurring revenues as subscription revenues that recur monthly, quarterly, or annually with specific or automatic renewal clauses and professional services revenues in which the underlying contract is based on a fixed fee and contains automatic annual renewal provisions;
•ARR is defined as the sum of the annualized value of our portfolio of contracts that produce recurring revenues as of the last day of the reporting period, and the annualized value of the last three months of recognized revenues for our contractually recurring consumption‑based software subscriptions with consumption measurement durations of less than one year, calculated using the spot foreign exchange rates;
•Business performance is defined as organic growth results inclusive of the impact from the ARR onboarding of certain programmatic acquisitions, which generally are immaterial, individually and in the aggregate, and is exclusive of the ARR onboarding of our Seequent and Power Line Systems platform acquisitions;
•GAAP net income margin is determined by dividing GAAP net income by total revenues;
•Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues; and
•Adjusted Net Income per diluted share is determined by dividing Adjusted Net Income by the weighted average diluted shares.

Constant Currency Metrics

In reporting period‑over‑period results, we calculate the effects of foreign currency fluctuations and constant currency information by translating current period results using prior period average foreign currency exchange rates. Our definition of constant currency may differ from other companies reporting similarly named measures, and these constant currency performance measures should be viewed in addition to, and not as a substitute for, our operating performance measures calculated in accordance with GAAP.

•Our last twelve‑month recurring revenues dollar‑based net retention rate is calculated, using the average exchange rates for the prior period, as follows: the recurring revenues for the current period, including any growth or reductions from accounts with recurring revenues in the prior period (“existing accounts”), but excluding recurring revenues from any new accounts added during the current period, divided by the total recurring revenues from all accounts during the prior period. A period is defined as any trailing twelve months;
•Our last twelve-month account retention rate for any given twelve‑month period is calculated using the average currency exchange rates for the prior period, as follows: the prior period recurring revenues from all accounts with recurring revenues in the current and prior period, divided by total recurring revenues from all accounts during the prior period; and
•Our ARR growth rate is the growth rate of our ARR, measured on a constant currency basis.
Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have calculated Adjusted cost of subscriptions and licenses, Adjusted cost of services, Adjusted research and development, Adjusted selling and marketing, Adjusted general and administrative, Adjusted income from operations, Adjusted Net Income, and Adjusted EBITDA, each of which are non‑GAAP financial measures. We have provided tabular reconciliations of each of these non‑GAAP financial measures to such measure’s most directly comparable GAAP financial measure.

Management uses these non‑GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance. Our non‑GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results and prospects period‑over‑period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as to compare our financial results to those of other companies. Our definitions of these non‑GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non‑GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the financial statements included in our Quarterly Report on Form 10‑Q to be filed with the United States Securities and Exchange Commission.

We calculate these non‑GAAP financial measures as follows:

•Adjusted cost of subscriptions and licenses is determined by adding back to GAAP cost of subscriptions and licenses, amortization of purchased intangibles and developed technologies, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted cost of services is determined by adding back to GAAP cost of services, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted research and development is determined by adding back to GAAP research and development, stock‑based compensation and acquisition expenses, for the respective periods;
•Adjusted selling and marketing is determined by adding back to GAAP selling and marketing, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted general and administrative is determined by adding back to GAAP general and administrative, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted income from operations is determined by adding back to GAAP operating income, amortization of purchased intangibles and developed technologies, stock‑based compensation, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted Net Income is defined as net income adjusted for the following: amortization of purchased intangibles and developed technologies, stock‑based compensation, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, realignment expenses, other non‑operating (income) expense, net, the tax effect of the above adjustments to net income, and (income) loss from investment accounted for using the equity method, net of tax. The income tax effect of non‑GAAP adjustments was determined using the applicable rates in the taxing jurisdictions in which income or expense occurred, and represent both current and deferred income tax expense or benefit based on the nature of the non‑GAAP adjustments, including the tax effects of non‑cash stock‑based compensation expense; and
•Adjusted EBITDA is defined as net income adjusted for interest expense, net, provision (benefit) for income taxes, depreciation and amortization, stock‑based compensation, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, realignment expenses, other non‑operating (income) expense, net, and (income) loss from investment accounted for using the equity method, net of tax.
We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view these non‑GAAP financial measures in conjunction with the related GAAP financial measures. During the second quarter of 2022, the Company modified its definitions of Adjusted EBITDA and Adjusted Net Income to adjust for realignment expenses relating to our wind down of business in, and exit from, the Russian market. These realignment expenses are comprised of termination benefits for colleagues whose positions were eliminated and corresponding asset impairments. During the third quarter of 2021, the Company modified its definitions of Adjusted EBITDA and Adjusted Net Income to adjust for expense (income) relating to deferred compensation plan liabilities. Amounts for all periods herein reflect application of the aforementioned definition modifications.

During the fourth quarter of 2021, we early adopted Accounting Standards Update No. 2021‑08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, effective January 1, 2021 and retrospectively recasted interim prior period amounts presented in this press release.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial position, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: current and potential future impacts of the COVID‑19 pandemic on the global economy and our business, and consolidated financial statements; adverse changes in global economic and/or political conditions; the impact of current and future sanctions, embargoes and other similar laws at the state and/or federal level that impose restrictions on our counterparties or upon our ability to operate our business within the subject jurisdictions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; and our ability to integrate acquired businesses successfully.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Forms 10‑Q, which are on file with the United States Securities and Exchange Commission. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, mining, and industrial facilities. Our offerings include MicroStation-based applications for modeling and simulation, ProjectWise for project delivery, AssetWise for asset and network performance, Seequent’s leading geoprofessional software portfolio, and the iTwin platform for infrastructure digital twins. Bentley Systems employs more than 4,500 colleagues and generates annual revenues of approximately $1 billion in 186 countries.
www.bentley.com

© 2022 Bentley Systems, Incorporated. Bentley, the Bentley logo, AssetWise, iTwin, MicroStation, ProjectWise, Seequent, and Power Line Systems are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$93,411	$329,337
Accounts receivable	218,775	241,807
Allowance for doubtful accounts	(9,053)	(6,541)
Prepaid income taxes	17,641	16,880
Prepaid and other current assets	34,717	34,348
Total current assets	355,491	615,831
Property and equipment, net	29,603	31,823
Operating lease right-of-use assets	45,124	50,818
Intangible assets, net	316,258	245,834
Goodwill	2,215,909	1,588,477
Investments	10,666	6,438
Deferred income taxes	62,473	71,376
Other assets	64,085	48,646
Total assets	$3,099,609	$2,659,243
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,395	$16,483
Accruals and other current liabilities	339,395	323,603
Deferred revenues	201,598	224,610
Operating lease liabilities	16,595	17,482
Income taxes payable	12,431	6,696
Current portion of long-term debt	5,000	5,000
Total current liabilities	591,414	593,874
Long-term debt	1,825,505	1,430,992
Deferred compensation plan liabilities	75,525	94,890
Long-term operating lease liabilities	31,024	35,274
Deferred revenues	13,216	7,983
Deferred income taxes	49,490	65,014
Income taxes payable	7,433	7,725
Other liabilities	9,009	14,269
Total liabilities	2,602,616	2,250,021
Stockholders’ equity:
Common stock	2,882	2,825
Additional paid-in capital	981,203	937,805
Accumulated other comprehensive loss	(89,131)	(91,774)
Accumulated deficit	(397,961)	(439,634)
Total stockholders’ equity	496,993	409,222
Total liabilities and stockholders’ equity	$3,099,609	$2,659,243

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Subscriptions	$232,191	$186,442	$473,424	$374,567
Perpetual licenses	11,548	11,391	21,753	21,507
Subscriptions and licenses	243,739	197,833	495,177	396,074
Services	24,546	26,088	48,625	49,852
Total revenues	268,285	223,921	543,802	445,926
Cost of revenues:
Cost of subscriptions and licenses	36,806	29,881	70,533	58,826
Cost of services	22,888	23,570	44,946	43,914
Total cost of revenues	59,694	53,451	115,479	102,740
Gross profit	208,591	170,470	428,323	343,186
Operating expense (income):
Research and development	64,866	52,776	126,139	100,579
Selling and marketing	49,617	38,014	95,562	70,454
General and administrative	40,033	41,683	91,187	74,904
Deferred compensation plan	(12,159)	195	(17,297)	362
Amortization of purchased intangibles	10,517	4,589	20,423	8,027
Total operating expenses	152,874	137,257	316,014	254,326
Income from operations	55,717	33,213	112,309	88,860
Interest expense, net	(7,622)	(2,453)	(14,664)	(4,772)
Other income (expense), net	3,497	(3,777)	14,138	10,705
Income before income taxes	51,592	26,983	111,783	94,793
Benefit for income taxes	4,674	20,473	1,443	10,115
Loss from investment accounted for using the equity method, net of tax	(593)	(1,829)	(1,165)	(2,275)
Net income	55,673	45,627	112,061	102,633
Less: Net income attributable to participating securities	(11)	(3)	(20)	(3)
Net income attributable to Class A and Class B common stockholders	$55,662	$45,624	$112,041	$102,630
Per share information:
Net income per share, basic	$0.18	$0.15	$0.36	$0.34
Net income per share, diluted	$0.17	$0.14	$0.35	$0.32
Weighted average shares, basic	308,244,778	304,066,038	308,512,924	303,311,423
Weighted average shares, diluted	332,275,216	324,478,086	332,208,435	323,094,045

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net income	$112,061	$102,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,730	19,280
Bad debt allowance	3,791	291
Deferred income taxes	(16,806)	(915)
Stock-based compensation expense	32,568	20,598
Deferred compensation plan	(17,297)	1,855
Amortization and write-off of deferred debt issuance costs	3,646	2,371
Change in fair value of derivative	(19,490)	(7,735)
Change in fair value of contingent consideration	500	—
Change on fair value of investments	(112)	—
Gain on sale of aircraft	(2,029)	—
Foreign currency remeasurement loss (gain)	5,748	(2,371)
Loss from investment accounted for using the equity method, net of tax	1,165	2,275
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	15,581	(4,665)
Prepaid and other assets	3,325	10,485
Accounts payable, accruals, and other liabilities	25,683	37,623
Deferred revenues	(20,292)	(5,746)
Income taxes payable, net of prepaid income taxes	4,958	(26,957)
Net cash provided by operating activities	168,730	149,022
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(6,589)	(4,750)
Proceeds from sale of aircraft	2,380	—
Acquisitions, net of cash acquired	(714,197)	(1,002,551)
Other investing activities	(5,561)	(700)
Net cash used in investing activities	(723,967)	(1,008,001)
Cash flows from financing activities:
Proceeds from credit facilities	657,981	581,233
Payments of credit facilities	(264,107)	(790,846)
Proceeds from convertible senior notes, net of discounts and commissions	—	1,233,377
Payments of debt issuance costs	—	(4,951)
Purchase of capped call options	—	(51,555)
Repayment of term loan	(2,500)	—
Payments of financing leases	(89)	(101)
Payments of acquisition debt and other consideration	(5,059)	(544)
Payments of dividends	(17,163)	(16,591)
Proceeds from stock purchases under employee stock purchase plan	4,611	—
Proceeds from exercise of stock options	5,861	4,324
Payments for shares acquired including shares withheld for taxes	(40,520)	(87,836)
Repurchase of Class B Common Stock under approved program	(13,242)	—
Net cash provided by financing activities	325,773	866,510
Effect of exchange rate changes on cash and cash equivalents	(6,462)	1,617
(Decrease) increase in cash and cash equivalents	(235,926)	9,148
Cash and cash equivalents, beginning of year	329,337	122,006
Cash and cash equivalents, end of period	$93,411	$131,154

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
For the Three and Six Months Ended June 30, 2022 and 2021
(in thousands)
(unaudited)

Reconciliation of net income to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income	$55,673	$45,627	$112,061	$102,633
Interest expense, net	7,622	2,453	14,664	4,772
Benefit for income taxes	(4,674)	(20,473)	(1,443)	(10,115)
Depreciation and amortization	18,518	10,287	35,730	19,280
Stock-based compensation	17,395	11,685	32,348	20,598
Deferred compensation plan	(12,159)	195	(17,297)	362
Acquisition expenses	3,856	13,954	17,853	23,210
Realignment expenses	3,194	—	3,194	—
Other (income) expense, net	(3,497)	3,777	(14,138)	(10,705)
Loss from investment accounted for using the equity method, net of tax	593	1,829	1,165	2,275
Adjusted EBITDA	$86,521	$69,334	$184,137	$152,310

Reconciliation of net income to Adjusted Net Income:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income	$55,673	$45,627	$112,061	$102,633
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles and developed technologies	13,671	5,781	26,599	10,464
Stock-based compensation	17,395	11,685	32,348	20,598
Deferred compensation plan	(12,159)	195	(17,297)	362
Acquisition expenses	3,856	13,954	17,853	23,210
Realignment expenses	3,194	—	3,194	—
Other (income) expense, net	(3,497)	3,777	(14,138)	(10,705)
Total non-GAAP adjustments, prior to income taxes	22,460	35,392	48,559	43,929
Income tax effect of non-GAAP adjustments	(4,918)	(8,385)	(8,421)	(10,244)
Loss from investment accounted for using the equity method, net of tax	593	1,829	1,165	2,275
Adjusted Net Income	$73,808	$74,463	$153,364	$138,593

Reconciliation of GAAP Financial Statement Line Items to Non-GAAP Adjusted Financial Statement Line Items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Cost of subscriptions and licenses	$36,806	$29,881	$70,533	$58,826
Amortization of purchased intangibles and developed technologies	(3,154)	(1,192)	(6,176)	(2,437)
Stock-based compensation	(781)	(403)	(1,161)	(489)
Realignment expenses	(39)	—	(39)	—
Adjusted cost of subscriptions and licenses	$32,832	$28,286	$63,157	$55,900

Cost of services	$22,888	$23,570	$44,946	$43,914
Stock-based compensation	(548)	(153)	(919)	(388)
Acquisition expenses	(1,293)	(1,579)	(2,617)	(2,545)
Realignment expenses	(33)	—	(33)	—
Adjusted cost of services	$21,014	$21,838	$41,377	$40,981

Research and development	$64,866	$52,776	$126,139	$100,579
Stock-based compensation	(5,520)	(4,806)	(10,869)	(8,715)
Acquisition expenses	(1,545)	(1,971)	(3,196)	(3,345)
Adjusted research and development	$57,801	$45,999	$112,074	$88,519

Selling and marketing	$49,617	$38,014	$95,562	$70,454
Stock-based compensation	(2,160)	(1,313)	(3,531)	(2,003)
Acquisition expenses	(322)	(138)	(745)	(182)
Realignment expenses	(1,949)	—	(1,949)	—
Adjusted selling and marketing	$45,186	$36,563	$89,337	$68,269

General and administrative	$40,033	$41,683	$91,187	$74,904
Stock-based compensation	(8,386)	(5,010)	(15,868)	(9,003)
Acquisition expenses	(696)	(10,258)	(11,295)	(17,118)
Realignment expenses	(1,173)	—	(1,173)	—
Adjusted general and administrative	$29,778	$26,415	$62,851	$48,783

Income from operations	$55,717	$33,213	$112,309	$88,860
Amortization of purchased intangibles and developed technologies	13,671	5,781	26,599	10,464
Stock-based compensation	17,395	11,685	32,348	20,598
Deferred compensation plan	(12,159)	195	(17,297)	362
Acquisition expenses	3,856	13,954	17,853	23,210
Realignment expenses	3,194	—	3,194	—
Adjusted income from operations	$81,674	$64,828	$175,006	$143,494